UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 30, 2006

Date of report (Date of earliest event reported)

MedicalCV, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-33295	41-1717208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 South Robert Trail

Inver Grove Heights, Minnesota 55077

(Address of principal executive offices, including zip code)

(651) 452-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(c)                                  Eapen Chacko agreed to join MedicalCV, Inc. effective June 21, 2006, as Vice President, Finance and Chief Financial Officer. Mr. Chacko will assume the roles of principal financial officer and principal accounting officer upon the resignation of John H. Jungbauer, our current Vice President, Finance and Chief Financial Officer. From September 2000 to May 2005, Mr. Chacko was Chief Financial Officer of Possis Medical, Inc., a developer, marketer and manufacturer of medical devices for the endovascular treatment market. Mr. Chacko was Vice President for Investor and Public Relations, Corporate Communication at Possis from September 1999 to August 2000. From 1995 to 1999, he was Director of Investor Relations at Fingerhut Companies, a direct marketer and financial services company. Mr. Chacko is a director of Hawkins, Inc., a company that formulates, blends and distributes bulk and specialty chemicals.

We have entered into an employment agreement with Mr. Chacko, pursuant to which Mr. Chacko will receive an annual base salary of $200,000 and is eligible to receive performance-based cash bonuses. The employment agreement provides that a severance payment will be made if the employment of Mr. Chacko is terminated by our company without cause, or by Mr. Chacko for good reason. The severance payment would be six months of base salary; and, if at the end of such six-month period, Mr. Chacko was not employed or engaged as an independent contractor, we would pay him up to an additional six months of base salary until he is employed or engaged as an independent contractor. In addition, Mr. Chacko has agreed to certain nondisclosure and inventions provisions and certain noncompetition and nonrecruitment provisions during the term of employment and for a period of one year after termination of employment.

In connection with the commencement of his employment, we have agreed to grant Mr. Chacko a ten-year stock option under our Amended and Restated 2001 Equity Incentive Plan to purchase 91,229 shares of common stock at a price per share equal to the per share closing price of our common stock on the date of grant with vesting of 25 percent on the first anniversary of the date of grant and 6.25 percent quarterly thereafter. We previously filed the form of non-qualified stock option agreement used in connection with awards under our Amended and Restated 2001 Equity Incentive Plan.

There are no familial relationships between Mr. Chacko and any other officer or director of our company. Mr. Chacko is appointed to serve until his successor is duly appointed or his earlier removal or resignation from office.

The foregoing description is qualified in its entirety by reference to Mr. Chacko’s employment agreement, which appears as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 8.01  OTHER EVENTS

510(k) Application

On May 31, 2006, we issued a press release, which appears as Exhibit 99.1 hereto, announcing our submission of a 510(k) application to the United States Food and Drug Administration seeking marketing clearance of our ATRILAZE minimally invasive system.  Such press release is incorporated by reference in response to this Item 8.01.

One-for-Ten Reverse Stock Split

On May 31, 2006, we issued a press release, which appears as Exhibit 99.2 hereto, announcing that we have effected our previously announced one-for-ten reverse stock split.  Such press release is incorporated by reference in response to this Item 8.01.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 Exhibits

See “Exhibit Index.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedicalCV, Inc.

Date: June 5, 2006	By:	/s/ John H. Jungbauer
John H. Jungbauer
Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Restated Executive Employment Agreement, effective May 30, 2006, by and between MedicalCV, Inc. and Eapen Chacko.

99.1	Press Release regarding MedicalCV, Inc.’s 510(k) application to the United States Food and Drug Administration, dated May 31, 2006.

99.2	Press Release regarding the effectiveness of MedicalCV, Inc.’s one-for-ten reverse stock split, dated May 31, 2006.